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                                                                    EXHIBIT 10.6

                       1998 STOCK PURCHASE AND OPTION PLAN
                FOR KEY EMPLOYEES OF WATERMARK COMMUNITIES, INC.
                               AMENDED MAY 3, 2001

1.       PURPOSE OF PLAN

         The 1998 Stock Purchase and Option Plan for Key Employees of Watermark Communities, Inc. (the "Plan") is designed:

         (a) to promote the long term financial interests and growth of Watermark Communities, Inc. (the "Company") and its subsidiaries by attracting and retaining management personnel with the training, experience and ability to enable them to make a substantial contribution to the success of the Company's business;

         (b) to motivate management personnel by means of growth-related incentives to achieve long range goals; and

         (c) to further the alignment of interests of participants with those of the stockholders of the Company through opportunities for increased stock, or stock-based ownership in the Company.

2.       DEFINITIONS

         As used in the Plan, the following words shall have the following meanings:

         (a)      Board of Directors: The Board of Directors of the Company.

         (b) Change in Control: (i) Any "person" as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as used in Section 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act, (excluding any person holding securities representing 50% or more of the combined voting power of the Company's outstanding securities as of the Effective Date, the Company, any Subsidiary and any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee) ), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), of securities of the Company representing 50% (or 25% after an initial public offering) or more of the combined voting power of the Company's then outstanding securities (unless the event causing the 50% (or 25% after an initial public offering) threshold to be crossed is an acquisition of securities directly from the Company); or

                  (ii) the shareholders of the Company shall approve any merger or other business combination of the Company, sale of 50% or more of the Company's assets, liquidation or dissolution of the Company or combination of the foregoing transactions (the "Transactions") other than a Transaction immediately following
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                  which the shareholders of the Company and any trustee or
                  fiduciary of any Company employee benefit plan immediately prior to the Transaction own at least 80% of the voting power, directly or indirectly, of (A) the surviving entity in any such merger or other business combination; (B) the purchaser of or successor to the Company's assets; (C) both the surviving entity and the purchaser in the event of any combination of Transactions; or (D) the parent company owning 100% of such surviving entity, purchaser or both the surviving entity and the purchaser, as the case may be; or

                  (iii) within any twenty-four month period, the persons who were directors immediately before the beginning of such period (the "Incumbent Directors") shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of a successor to the Company. For this purpose, any director who was not a director at the beginning of such period "shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors (so long as such director was not nominated by a person who has entered into an agreement to effect a Change in Control or expressed an intention to cause such a Change in Control).

         (c) Committee: The Compensation Committee of the Board of Directors, or any successor thereto or other committee designated by the Board to assume the obligations of the Committee hereunder.

         (d) Common Stock or Share: Common stock of the Company which may be authorized but unissued, or issued and reacquired.

         (e) Employee: A person, including an officer, in the regular employment of the Company or one of its Subsidiaries who, in the opinion of the Committee, is, or is expected to be, primarily responsible for the management, growth or protection of some part or all of the business of the Company.

         (f)      Exchange Act: The Securities Exchange Act of 1934, as amended.

         (g) Fair Market Value: Such value of a Share as reported for stock exchange transactions if listed on an exchange, or if not so listed, as determined in accordance with any applicable resolutions or regulations of the Committee in effect at the relevant time, provided that if a Participant is a party to a management stockholder's agreement with the Company, the applicable provisions of such management stockholder's agreement will apply.


         (h) Grant: An award made to a Participant pursuant to the Plan and described in Paragraph 5, including, without limitation, an award of an Incentive Stock Option, Stock Option, Restricted Stock or Other Stock-Based Grant or any combination of the foregoing.


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         (i)      Grant Agreement: An agreement between the Company and a
                  Participant that sets forth the terms, conditions and limitations applicable to a Grant.

         (j) Participant: means an Employee, or other person having a relationship with the Company or one of its Subsidiaries, to whom one or more Grants have been made and such Grants have not all been forfeited or terminated under the Plan; provided, however, a non-employee director of the Company or one of its Subsidiaries may not be a Participant.

         (k) Stock-Based Grants: The collective reference to the grant Restricted Stock and Other Stock Based-Grants.

         (l) Stock Options: The collective reference to "Incentive Stock Options" and "Non-Qualified Stock Options."


         (m) Subsidiary: Any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations, or group of commonly controlled corporations, other than the last corporation in the unbroken chain, then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.


3.       ADMINISTRATION OF PLAN

         (a) The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof; provided, however, that the members of the Committee or subcommittee shall qualify to administer the Plan for purposes of Rule 16b-3 (and any other applicable rule) promulgated under Section 16(b) of the Exchange Act to the extent that the Company is subject to such rule; provided, further, that any action permitted to be taken by the Committee or subcommittee may be taken by the Board in its discretion. The Committee may adopt its own rules of procedure, and action of a majority of the members of the Committee taken at a meeting, or action taken without a meeting by unanimous written consent, shall constitute action by the Committee. The Committee shall have the power and authority to administer, construe and interpret the Plan, to make rules for carrying it out and to make changes in such rules. Any such interpretations, rules, and administration shall be consistent with the basic purposes of the Plan.

         (b) The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under the Plan subject to such conditions and limitations as the Committee shall prescribe except that only the Committee may designate and make Grants to Participants who are subject to
Section 16 of the Exchange Act.


         (c) The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company, and the officers and directors of the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good

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faith with respect to the Plan or the Grants, and all members of the Committee shall be fully protected by the Company with respect to any such action, determination or interpretation.

4.       ELIGIBILITY AND TERMS


         The Committee may from time to time make Grants under the Plan to Participants in such form and having such terms, conditions and limitations as the Committee may determine. No Grants may be made under this Plan to non-employee directors of Company or any of its Subsidiaries. The terms, conditions and limitations of each Grant under the Plan shall be set forth in a Grant Agreement, in a form approved by the Committee and consistent with the terms of the Plan; provided, however, that such Grant Agreement shall contain provisions dealing with the treatment of Grants in the event of the termination, death or disability of a Participant, and may also include provisions concerning the treatment of Grants in the event of a Change in Control of the Company.


5.       GRANTS

         From time to time, the Committee will determine the forms and amounts of Grants for Participants. Such Grants may take the following forms in the Committee's sole discretion:

         (a) Incentive Stock Options - These are stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), to purchase Common Stock. In addition to other restrictions contained in the Plan, an option granted under this Paragraph 5(a), (i) may not be exercised more than 10 years after the date it is granted, (ii) may not have an option price less than the Fair Market Value of Common Stock on the date the option is granted, (iii) must otherwise comply with Code Section 422, and (iv) must be designated as an "Incentive Stock Option" by the Committee. The maximum aggregate Fair Market Value of Common Stock (determined at the time of Grant) with respect to which any Participant may first exercise Incentive Stock Options under this Plan and any Incentive Stock Options granted to the Participant for such year under any plans of the Company or any Subsidiary in any calendar year is $100,000. Payment of the option price shall be made (i) in cash, (ii) in Shares, provided that such Shares satisfy any requirements imposed by the Board,
(iii) in a combination thereof or (iv) through delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate option price, in accordance with the terms of the Plan, the Grant Agreement, and of any applicable guidelines of the Committee in effect at the time.

         (b) Non-Qualified Stock Options - These are options to purchase Common Stock which are not designated by the Committee as "Incentive Stock Options." At the time of Grant the Committee shall determine, and shall include in the Grant Agreement or other Plan rules, the option exercise period, the option price, and such other conditions or restrictions on the grant or exercise of the option as the Committee deems appropriate. In addition to other restrictions contained in the Plan, an option granted under this Paragraph 5(b), (i) may not be exercised more than 10 years after the date it is granted and (ii) may not have an option exercise price less than 50% of the Fair Market Value of Common Stock on the date the option is granted. Payment of the option price shall be made (i) in cash, (ii) in Shares, provided that such Shares satisfy any requirements imposed
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by the Board or (iii) in a combination thereof, in accordance with the terms of the Plan, the Grant Agreement and of any applicable guidelines of the Committee in effect at the time.

         (c) Restricted Stock - Restricted Stock is Common Stock delivered to a Participant with or without payment of consideration with restrictions or conditions on the Participant's right to transfer or sell such stock, provided that the price of any Restricted Stock delivered for consideration and not as bonus stock may not be less than par value of Common Stock on the date such Restricted Stock is granted. If a Participant irrevocably elects in writing in the calendar year preceding a Grant of Restricted Stock, dividends paid on the Restricted Stock granted may be paid in shares of Restricted Stock equal to the cash dividend paid on Common Stock. The number of shares of Restricted Stock and the restrictions or conditions on such shares shall be as the Committee determines, in the Grant Agreement or by other Plan rules, and the certificate for the Restricted Stock shall bear evidence of the restrictions or conditions. No Restricted Stock may have a restriction period of less than 6 months, other than in the case of death or disability.

         (d) Other Stock-Based Grants - The Committee may make other Grants under the Plan pursuant to which shares of Common Stock (which may, but need not, be shares of Restricted Stock pursuant to Paragraph 5(e)), are or may in the future be acquired, or Grants denominated in stock units, including ones valued using measures other than market value. Other Stock-Based Grants may be granted with or without consideration; provided, however, that the price of any such Grant made for consideration that provides for the acquisition of shares of Common Stock or other equity securities of the Company may not be less than par value of the Common Stock or such other equity securities on the date of grant of such Grant. Such Other Stock-Based Grants may be made alone, in addition to or in tandem with any Grant of any type made under the Plan and must be consistent with the purposes of the Plan.

6.       LIMITATIONS AND CONDITIONS

         (a) The number of Shares available for Grants under this Plan shall be 2,500,000, subject to adjustment as provided below. Unless restricted by applicable law, Shares related to Grants that are forfeited, terminated, cancelled or expire unexercised, shall immediately become available for Grants. In addition, the number of Shares available for Grants under this Plan shall automatically increase on the first day of each calendar quarter during the term of the Plan, beginning with the third quarter of the 2001 calendar year, by an amount required to bring the total number of shares available for Grants under the Plan equal to ten percent (10%) of the Shares outstanding on the last day of the immediately preceding calendar quarter. No Incentive Stock Options may be granted with respect to any of the additional Shares resulting from such annual increases.


         (b) No Grants shall be made under the Plan beyond ten years after the effective date of the Plan, but the terms of Grants made on or before the expiration of the Plan may extend beyond such expiration. At the time a Grant is made or amended or the terms or conditions of a Grant are changed, the Committee may provide for limitations or conditions on such Grant.


         (c) Nothing contained herein shall affect the right of the Company to terminate any Participant's employment at any time or for any reason.
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         (d) Deferrals of Grant payouts may be provided for, at the sole discretion of the Committee, in the Grant Agreements.

         (e) Except as otherwise prescribed by the Committee, the amount of the Grants for any employee of a Subsidiary, along with interest, dividend, and other expenses accrued on deferred Grants, shall be charged to the Participant's employer during the period for which the Grant is made. If the Participant is employed by more than one Subsidiary or by both the Company and a Subsidiary during the period for which the Grant is made, the Participant's Grant and related expenses will be allocated between the companies employing the Participant in a manner prescribed by the Committee.


         (f) Other than as specifically provided in the Grant Agreement, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void. No such benefit shall, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant.


         (g) Participants shall not be, and shall not have any of the rights or privileges of, stockholders of the Company in respect of any Shares purchasable in connection with any Grant unless and until certificates representing any such Shares have been issued by the Company to such Participants.

         (h) No election as to benefits or exercise of any Grant may be made during a Participant's lifetime by anyone other than the Participant except by a legal representative appointed for or by the Participant.


         (i) Absent express provisions to the contrary, any Grant under this Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or its Subsidiaries and shall not affect any benefits under any other benefit plan of any kind now or subsequently in effect under which the availability or amount of benefits is related to level of compensation. This Plan is not a "Retirement Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended.


         (j) Unless the Committee determines otherwise, no benefit or promise under the Plan shall be secured by any specific assets of the Company or any of its Subsidiaries, nor shall any assets of the Company or any of its Subsidiaries be designated as attributable or allocated to the satisfaction of the Company's obligations under the Plan.

7.       TRANSFERS AND LEAVES OF ABSENCE

         For purposes of the Plan, unless the Committee determines otherwise:
(a) a transfer of a Participant's employment without an intervening period of separation among the Company and any Subsidiary shall not be deemed a termination of employment, and (b) a Participant who is granted in writing a leave of absence shall be deemed to have remained in the employ of the Company during such leave of absence.
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8.       ADJUSTMENTS

         In the event of any change in the outstanding Common Stock by reason of a stock split, spin-off, stock dividend, stock combination or reclassification, reorganization, recapitalization, merger, consolidation, spin-off or similar event, the Committee shall adjust appropriately the number of Shares subject to the Plan and available for or covered by Grants and Share prices related to outstanding Grants and make such other revisions to outstanding Grants as it deems are equitably required.

9.       CHANGE IN CONTROL

         Except as otherwise provided in a Grant Agreement, in the event of a Change in Control, the Committee may, in its absolute discretion and without liability to any person, take such actions, if any, as it deems necessary or desirable coincident with or after the grant of any Stock Option or any Stock-Based Grant, either by the terms of such Grant or by resolution adopted prior to the occurrence of such Change in Control, including without limitation,
(i) acceleration of the exercisability of a Stock Option or any Stock-Based Grant (but subject to the provisions of Paragraph 6(b)), (ii) the payment of a cash amount in exchange for the cancellation of a Stock Option or Stock-Based Grant and/or (iii) the requiring of the issuance of substitute benefits that will substantially preserve the value, rights and benefits of any affected Stock Option or Stock-Based Grant previously granted hereunder; provided, however, that any Stock Option or Stock-Based Grant that shall remain exercisable after any such Change in Control, from and after such Change in Control, shall be exercisable only for the kind and amount of securities and/or other property, or the cash equivalent thereof (as determined by the Committee in good faith), receivable as a result of such event by the holder of a number of Shares for which such Stock Option or Stock-Based Grant could have been exercised immediately prior to such event.

10.      AMENDMENT AND TERMINATION

         The Committee shall have the authority to make such amendments to any terms and conditions applicable to outstanding Grants as are consistent with this Plan, provided that no such action shall modify any Grant in a manner adverse to the Participant without the Participant's consent except as such modification is provided for or contemplated in the terms of the Grant or this Plan (except that any adjustment that is made pursuant to Paragraph 8 or 9 hereof shall be made by the Committee in good faith).

         The Board of Directors may amend, suspend or terminate the Plan except that no such action, other than an action under Paragraph 8 or 9 hereof, may be taken which would, without shareholder approval, increase the aggregate number of Shares available for Grants under the Plan, decrease the price of outstanding Grants, change the requirements relating to the Committee or extend the term of the Plan.

11.      WITHHOLDING TAXES
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         The Company shall have the right to deduct from any cash payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to deliver Shares upon the exercise of a Stock Option, upon delivery of Restricted Stock or upon exercise, settlement or payment of any Other Stock-Based Grant that the Participant pay to the Company such amount as may be requested by the Company for the purpose of satisfying any liability for such withholding taxes. Any Grant Agreement may provide that the Participant may elect, in accordance with any conditions set forth in such Grant Agreement, to pay a portion or all of such withholding taxes in Shares.

12.      EFFECTIVE DATE AND TERMINATION DATES

         The Plan shall be effective on and as of the date of its approval by the stockholders of the Company and shall terminate ten years later, subject to earlier termination by the Board of Directors pursuant to Paragraph 10.